Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DEL MONTE FOODS COMPANY

Del Monte Foods Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 20, 1998 under the name Del Monte Foods Company.

2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation.

3. This Amended and Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I - NAME

The name of the company is Del Monte Foods Company (the “Corporation”).

ARTICLE II - AGENT

The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III - PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV - STOCK

Section 1. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 502,000,000 of which 2,000,000 of said shares shall be par value $0.01, and shall be designated Preferred Stock, and 500,000,000 of said shares shall be par value $0.01 per share, and shall be designated Common Stock.

Section 2. Preferred Stock. Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized to establish and designate series of the Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

(a) The designation of such series.

(b) The number of shares initially constituting such series.

(c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

(d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Corporation) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

(e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

(f) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $.01 per share before the holders of shares of the Common Stock or the holders of any other class or series of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; and provided further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.

(g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

(h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.

(i) Whether or not a purchase fund shall be provided for the redemption of the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof.

(j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be effected solely by the Corporation or the holder.

(k) Any other relative rights, preferences and limitations.

Section 3. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

Section 4. No Class Vote On Changes In Authorized Number of Shares Of Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE V - AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by unanimous consent in lieu of a meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation and in addition to any other vote required by law, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article FIFTH as a single class, shall be required in order for the stockholders of the Corporation to adopt, amend or repeal any Bylaw.

ARTICLE VI - AMENDMENT OF CHARTER

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VII - BOARD OF DIRECTORS

Section 1. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than fourteen directors (exclusive of directors referred to in the following paragraph), the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. Commencing with the 2010 annual meeting of the stockholders of the Corporation, the directors shall be elected annually for terms expiring at the next succeeding annual meeting. Directors elected at the 2007 annual meeting of stockholders shall hold office until the 2010 annual meeting of stockholders; directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders and directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders.. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article IV of this Amended and Restated Certificate of Incorporation and any resolution or resolutions adopted by the Board pursuant thereto.

There shall be no limitation on the qualification of any person to be elected as or to be a director of the Corporation or on the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Amended and Restated Certificate of Incorporation or (iii) as set forth in any Bylaw adopted by the Board of Directors with respect to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment with the Corporation.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 2. Removal; Vacancies. Subject to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Any vacancy in the Board that results from an increase in the number of directors and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

ARTICLE VIII - STOCKHOLDER ACTION

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

ARTICLE IX - LIABILITY OF DIRECTORS & OFFICERS, ETC.

Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 2. Indemnification and Insurance.

(a) Right to indemnification. Each person (a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification and advancement of expenses conferred in this Section shall be a contract right. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Covered Person as set forth herein in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of and advancement of expenses to directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X - ISSUANCE OF STOCK AND RIGHTS

The Board shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation for any such consideration and on such terms as the Board from time to time in its discretion lawfully may determine, which terms and conditions may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt thereof or that invalidate or void any such securities, warrants, options or rights; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

ARTICLE XI - CONSIDERATION OF OTHER CONSTITUENCIES

In addition to any other considerations which the Board may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board may, but shall not be obligated to, take into account the interests of clients or other customers, creditors, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

ARTICLE XII - STOCKHOLDER PROPOSAL AND NOMINATION PROCEDURES

The Bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

ARTICLE XIII - SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date and time as may be specified in the notice. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.

ARTICLE XIV - BUSINESS COMBINATIONS

WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the Delaware General Corporation Law shall apply to the Corporation.

IN WITNESS WHEREOF, the undersigned hereby signs this Restated Certificate of Incorporation on this 24th day of September, 2009.

DEL MONTE FOODS COMPANY

By:	/s/ James Potter
Name:	James Potter
Title:	Secretary